                                                                    Exhibit 10.2

                              EMPLOYMENT AGREEMENT


                  This Employment Agreement ("Agreement") is entered into effective May 1, 1996 between REMEDYTEMP, INC., a California corporation (the "Company"), and Paul W. Mikos, an individual ("Mikos").

                  WHEREAS, the Company desires to have the benefits of having Mikos be employed by the Company as its President and Chief Executive Officer and Mikos desires to be employed by the Company as President and Chief Executive Officer;

                  NOW, THEREFORE, in consideration of the promises and the mutual covenants set forth herein, the parties hereto agree as follows:

                  1.       EMPLOYMENT SERVICES AND DUTIES

                  The Company agrees to employ and retain the services of Mikos as President and Chief Executive Officer, and Mikos hereby agrees to be employed with the Company as its President and Chief Executive Officer. Mikos's duties and obligations as President and Chief Executive Officer shall be: (i) to implement the policies determined by the Board of Directors of the Company, (ii) to generally manage the day-to-day business of the Company and (iii) to prepare the Company for initial and secondary public offerings of its stock. Mikos agrees to perform his duties faithfully, to the best of his ability and in the best interests of the Company, to preserve and protect the confidential information of the Company, and to perform both his regular duties and strategic projects as requested by the Board of Directors. As President and Chief Executive Officer, Mikos shall report directly to the Company's Board of Directors. With respect to all matters before the Board of Directors related to this Agreement or to Mr. or Mrs. Mikos, it is understood and agreed that Mr. & Mrs. Mikos shall abstain from participating and voting as members of the Board of Directors.

                  2.       TERM OF EMPLOYMENT

                  Subject to the terms and conditions of this Agreement, the Company agrees to employ, and Mikos agrees to serve as President and Chief Executive Officer of the Company for three (3) years commencing on May 1, 1996 and ending on May 1, 1999 (the "Employment Period").

                  3.       COMPENSATION TERMS

                  The Company agrees to compensate Mikos for his services rendered as President and Chief Executive Officer under this Agreement as follows:

                           (a) Mikos shall receive a base salary of $390,000 per
year payable semi-monthly. In addition, Mikos shall be entitled to earn an annual performance bonus of up to $390,000 dependent upon his performance and the Company's satisfaction of certain performance goals set annually by the Executive Committee of the Board of Directors.

                           (b) During the Employment Period, Mikos shall be
entitled to and shall receive the same employee benefits package that Mikos received as an executive officer of the Company immediately prior to the date of this Agreement, including, without limitation, all health, life and disability insurance and all policies or agreements providing for indemnification.

                  4.       TERMINATION AND SEVERANCE PACKAGE

                  The Board of Directors of the Company may terminate Mikos's employment with the Company, with or without cause, at any time upon notice to Mikos. Mikos may terminate his employment with the Company at any time upon notice to the Company's Board of Directors. Upon the termination by the Company of Mikos's employment with the Company, the Company shall offer Mikos the following severance package; provided Mikos agrees to the following terms:

                           (a) For a period of two (2) years after his
termination, Mikos shall receive an annual compensation of Three Hundred Ninety Thousand Dollars ($390,000) per year, payable semi-monthly (the "Severance Payments").

                           (b) In consideration for the agreements set forth
herein and the Severance Payments, Mikos shall, upon the termination of his employment, execute a release of the Company, the Board of Directors of the Company, and all officers, employees and agents of the Company from any and all claims, liabilities, actions, causes of action, obligations, costs, damages, losses and demands of every kind and nature whatsoever known or unknown, which arise out of, relate to or are in any manner whatsoever connected with any action, transaction, occurrence or event which has occurred prior to the date of the release and those which may arise out of or are in any manner whatsoever connected with or related to the termination of Mikos's employment with the Company. Such release shall include a waiver of all rights granted under Section 1542 of the California Civil Code which reads as follows: A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him must have materially affected his settlement with the debtor. Cal. Civ. Code Section 1542.

                           (c) In consideration of the agreements set forth
herein and the Severance Payments, Mikos agrees that upon termination of his employment with the Company he shall resign as a Director of the Board of Directors of the Company.

                  5.       NONDISCLOSURE

                           Mikos shall at all times keep confidential and
maintain the confidentiality of all proprietary information, confidential information, and/or trade secrets of the Company, including but not limited to customer lists, the EDGE system, HPT, and IntelliSearch ("Proprietary Information"), and shall not, unless the Company's prior written consent is obtained, at any time after the date hereof, either directly or indirectly, use any Proprietary Information for his own benefit, or in competition with, or to the detriment of the Company, or divulge, disclose, or communicate any Proprietary Information to any person or entity in any manner whatsoever, except to employees or agents of the Company having a need to know such Proprietary Information, and only to the extent necessary to perform his responsibilities on behalf of the Company. In addition, for a period of two (2) years after the termination of his employment with the Company, Mikos shall not solicit employees or customers of the Company in any geographical location where the Company conducts business.

                  6.       REGISTRATION EXPENSES

                           To the extent that Mikos is permitted to sell stock
in the Company owned by him individually or in a fiduciary capacity (collectively, the "Mikos Stock") in a public offering of stock by the Company, all expenses incurred in effecting any registration of such Mikos Stock, including, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Company, expenses of any audits incidental to or required by any such registration, and expenses of all marketing and promotional efforts requested by the managing underwriter shall be borne by the Company; provided, however, that Mikos shall bear underwriting discounts and/or brokerage fees and commissions relating to the sale of the Mikos Stock.

                  7.       SEVERABILITY

                  The provisions of this Agreement are severable. If a court of competent jurisdiction determines that any one or more provisions of this Agreement is invalid, void or unenforceable, in whole or in part, it will be severed therefrom. The remaining provisions of this Agreement shall then continue in full force without being impaired or invalidated in any way.

                  8.       NO ASSIGNMENT

                  The parties acknowledge and agree that this Agreement is personal in nature and may not be assigned by Mikos.

                  9.       ENTIRE AGREEMENT

                  This Agreement constitutes the entire understanding between the parties concerning the subject matter hereof. This Agreement supersedes all negotiations, prior discussions and preliminary agreements. This Agreement may not be amended except in a writing executed by the parties.

                  10.      GOVERNING LAW AND ARBITRATION

                  This Agreement shall be governed by and construed in accordance with the laws of the State of California and the parties agree that the venue for the resolution of all disputes hereunder shall be in the appropriate courts in the County of Orange, California.

                  11.      NOTICES

                  All notices, requests, demands and other communication required or contemplated under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when enclosed in a properly sealed and addressed envelope, registered or certified, and deposited (postage prepaid) in a post office or branch post office regularly maintained by the United States Government.

                  Any notice given to the Company under the terms of this Agreement shall be addressed to the Company at the address of its principal place of business. Any notice to be given to Mikos shall be addressed to him at his home address last shown on the Company's records, or at such other address as either party may hereafter designate in writing to the other.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the dates below.



DATE:____________________              REMEDYTEMP, INC., a California
                                       Corporation



                                       By:___________________________
                                              Robert E. McDonough, Sr.
                                              Chairman of the Board






DATE:____________________              ______________________________
                                                 Paul W. Mikos


                                 SPOUSAL CONSENT

                  The undersigned has reviewed this Agreement and consents and agrees to its terms.


Date:____________________              ______________________________
                                            Susan McDonough Mikos